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                                   PARTICIPATION AGREEMENT


          THIS PARTICIPATION AGREEMENT (the "Agreement") is entered into effective as of July 1, 1994, between SOUTHWESTERN LIFE INSURANCE COMPANY, a Texas life insurance corporation ("Lead") and EMPLOYERS REASSURANCE CORPORATION, a Kansas corporation ("Participant").

                                  R E C I T A L S:

          A. Lead and James M. Fail, an individual resident of the State of Alabama ("Borrower") have previously entered into that certain Loan Agreement dated as of January 25, 1993 (such Loan Agreement, as the same may be amended, supplemented or modified from time to time, is hereinafter referred to as the "SWL Loan Agreement"), pursuant to which Lead made a loan to Borrower in the aggregate principal amount of Twelve Million Three Hundred Fifty-Nine Thousand Nine Hundred Fifty-Seven and No/100 Dollars ($12,359,957.00) (the "SWL Loan").

          B. Consolidated Fidelity Life Insurance Company, a Kentucky life insurance corporation ("CFLIC") and Borrower previously entered into that certain Loan Agreement dated as of January 25, 1993 (the "CFLIC Loan Agreement") pursuant to which CFLIC made a loan to Borrower in the original principal amount of Thirty-Two Million Two Hundred Ten Thousand Two Hundred Two and No/100 Dollars ($32,210,202.00) (the "CFLIC Loan"). The SWL Loan and the CFLIC Loan are hereinafter referred to collectively as the "Loan" and the SWL Loan Agreement and the CFLIC Loan Agreement are hereinafter referred to collectively as the "Loan Agreements."

          C. Pursuant to that certain Assignment and Transfer of Notes, Liens and Other Rights dated as of June 30, 1994 between Lead and CFLIC, Lead has purchased all of CFLIC's right, title and interest in and to the CFLIC Loan, the CFLIC Loan Agreement and each of the other documents and agreements relating to or evidencing the CFLIC Loan, and all security interests and liens securing the same.

          D. Lead has furnished to Participant copies of the Loan Agreements and all of the other Loan Documents (as defined in the Loan Agreements) (the Loan Agreements and all of the other Loan Documents are hereinafter referred to collectively as the "Loan Documents").

          E. The aggregate outstanding unpaid principal balance of the Loans is $40,318,754.00 and interest has been prepaid through November 3, 1994.

          F. Participant has agreed, subject to the terms and conditions hereinafter set forth, to purchase from Lead a participation in the Loan.

          G. Lead and Participant wish to enter into this Agreement to memorialize their rights and obligations and Participant's Participation (hereinafter defined) shall be evidenced by this Agreement.
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          NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lead and Participant agree as follows:

          1. Subject to the terms and conditions of this Agreement, Participant hereby purchases from Lead and Lead hereby sells to Participant a Twenty Million One Hundred Fifty-Nine Thousand Three Hundred Seventy-Seven and No/100 Dollar ($20,159,377.00) participation in the Loan and a pro rata participation in accrued and prepaid interest as of the effective date hereof and any collateral securing the Loan (the "Participation") (Lead's retained portion of the Loan not so participated being referred to herein as the "Retained Portion"). Immediately upon any reduction of Participant's Participation hereunder, the term "Participation" shall mean Participant's principal amount of participation as so reduced. For the purposes of this Agreement, Participant's "pro rata share" shall mean at any time the ratio of the outstanding principal amount of the Participation to the then outstanding principal amount of the Loan, which as of the date hereof is equal to fifty percent.

          2. From time to time and at any time hereafter as Lead at its sole option may elect, Lead may reduce Participant's Participation by: (a) delivering to Participant written notice of such reduction stipulating a new principal amount of participation, and (b) remitting to Participant, in funds available for immediate use by Participant, the amount of the difference between Participant's then existing Participation and Participant's new principal amount of participation plus interest thereon accrued and unpaid to the date of such payment at the same interest rate which the Loan bore for the same time period.

          3. Lead shall, within two Business Days (hereinafter defined) after receipt thereof, remit to Participant, in funds available for immediate use by Participant, Participant's pro rata share of each payment received by Lead with respect to the Loan and interest thereon (whether pursuant to the Loan Documents, or by voluntary payment, exercise of set-off, banker's lien, counterclaim, cross-action, realization on or with respect to collateral, or otherwise); provided, however, if Lead shall ever acquire any collateral through foreclosure or by a conveyance in lieu of foreclosure or by retaining the collateral in satisfaction of all or part of the Loan, Lead shall not be required to remit to Participant its pro rata share of the Loan or portion thereof that has been satisfied, and Participant shall only be entitled to a pro rata interest in the collateral so acquired and shall remain obligated to pay its pro rata portion of all reasonable attorneys' fees and other expenses incurred by Lead in connection with the enforcement of the Loan Documents. Except for the obligation of Lead to account for payments received by it, the sale and purchase of the Participation hereunder shall be without recourse to Lead and without representation or warranty by Lead. For purposes of this Agreement, "Business Day" shall mean any day except a Saturday, Sunday or any day on which commercial banks in Dallas, Texas are required to close by law.

          4. Lead may execute any of its duties hereunder by or through agents, employees, or attorneys. Lead and its officers, directors, employees, attorneys, and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex, teletype message, facsimile, statement, order, or other document
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     or conversation believed by it to be genuine and correct and to have been signed or made by the proper person and. with respect to legal matters, upon the opinion of counsel selected by Lead.

          5. Participant hereby represents and warrants to Lead that it is purchasing its Participation in the Loan hereunder for its own account and not with a view to distribution and acknowledges that its purchase of its Participation hereunder constitutes a commercial loan by Participant to Borrower and does not constitute an "investment" in Borrower as that term is commonly understood.

          6. Participant hereby represents and warrants that it has independently reviewed the Loan Agreements and the other Loan Documents, and that there shall be no recourse on, or any liability incurred by, Lead for any misstatement (whether material or immaterial) or omission (whether negligent or otherwise) of Borrower contained in any of the Loan Documents and that Participant has conducted, to the extent it deemed necessary, an independent investigation of Borrower, including, but not limited to, an investigation relating to the credit-worthiness of Borrower and the risk involved to Participant in the loan of its funds to Borrower, and has not relied upon Lead for any such investigation or assessment of risk.

          7. Neither Lead nor any of its officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or under any Loan Document in good faith and believed by it or them to be within the discretion or power conferred upon it or them by this Agreement or any Loan Document, or be responsible for the consequences of any error of judgment, except for gross negligence or willful misconduct. Lead shall not be compelled to do any act hereunder or under any Loan Document or to take any action towards the execution or enforcement of the powers created under this Agreement or any Loan Document, or to prosecute or defend any suit in respect hereof or thereof, unless indemnified to its satisfaction by Participant against loss, cost, liability, and expense. Lead shall not be responsible in any manner to Participant for (a) the effectiveness, enforceability, genuineness, validity, or due execution of any of the Loan Documents, (b) any representation, warranty, document, certificate, report, or statement made in any Loan Document, or furnished under or in connection with any of the Loan Documents, (c) ascertaining or inquiring as to the performance of or compliance with the terms, covenants, and conditions of the Loan Documents,
     (d) the collectibility of the Loan, (e) the validity, enforceability, or sufficiency of, or title to, any collateral now or hereafter securing the Loan, or (f) the existence, priority, or perfection of any lien or security interest granted or purported to be granted under the Loan Documents.

          8. Lead shall have the right to exercise or refrain from exercising, without notice or liability to Participant, any and all rights afforded to Lead by the Loan Documents or which Lead may have as a matter of law. Without limiting the generality of the foregoing, Lead may in its sole discretion, at any time and from time to time, and without notice or liability to Participant. (a) collect or enforce any or all of the Loan Documents, (b) compromise, settle, or release any claim, obligation, or indebtedness, under the Loan Documents or otherwise, (c) give or withdraw consents or approvals, (d) enter into any amendment or modification of, or waive compliance with the terms of, any Loan Document, (e) extend or renew the Loan, and (f) release, substitute, or subordinate any collateral.
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     Lead shall have no liability to Participant for failure or delay in exercising any rights or powers possessed by the Lead pursuant to the Loan Documents or otherwise.

          9. Participant shall not have any interest in (a) any present or future guaranties by or for the account of Borrower which are not contemplated in the Loan Agreement, (b) any present or future offset exercised by Lead in respect of any extension of credit not contemplated in the Loan Agreement, (c) any property now or hereafter taken as collateral for any extension of credit not contemplated in the Loan Agreement, or (d) any property now or hereafter in the possession or control of Lead which may be or become collateral for the obligations of Borrower under any Loan Document by reason of a general description of indebtedness secured or of property contained in any general loan agreement, collateral agreement, or collateral note held by Lead; provided, however, if payments in respect of such guaranties or such property or proceeds thereof shall be applied in reduction of the Loan, then the Participant shall be entitled to share pro rata in such application.

          10. Except as expressly provided herein to the contrary, should Lead or Participant ever receive (whether pursuant to the Loan Documents, or by voluntary payment, exercise of set-off, banker's lien, counterclaim, cross-action, realization on or with respect to collateral, or otherwise) any sum applied or to be applied to the obligations of Borrower under the Loan Documents, any such sum shall be shared pro rata with and, within three Business Days after receipt thereof, paid to the other party hereto so that each of the parties hereto receives its pro rata portion of all such sums. Should any trustee or receiver or any court or other governmental body of competent jurisdiction, including, without limitation, any United States bankruptcy court, ever require that any principal, interest, or other sums received by Participant hereunder be returned to the Borrower or the Borrower's estate, Participant shall, within three Business Days after receipt of notice from Lead of such requirement, transmit to Lead in immediately available funds the amount of principal, interest, and/or other sums ordered to be so returned to the Borrower or the Borrower's estate.

          11. Participant shall pay its pro rata portion of all reasonable attorneys' fees and all other expenses incurred by Lead in connection with the administration and any amendment or modification of the Loan Documents and the enforcement of the Loan Documents, and Participant shall be entitled to its pro rata share of any payments received by Lead with respect to such fees and expenses from Borrower, if, as, and when received by Lead.

          12. Participant shall be entitled to receive its pro rata share of any interest paid by Borrower to Lead with respect to the Loan. Notwithstanding anything to the contrary contained herein, Participant shall receive its pro rata share of the aforementioned interest only if, as, and when said interest is paid to Lead, and Lead shall incur no liability to Participant for any sums not received by it.

          13. To the extent not already available to Participant, Lead shall endeavor to provide Participant, promptly after Lead's receipt of Participant's written request therefor, (a) copies of all current financial statements then in Lead's possession in respect of Borrower, (b) current information then in Lead's possession as to the value of collateral and the status of liens, and (c) other current
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     factual information then in Lead's possession bearing on the continuing creditworthiness of Borrower; provided, however, nothing contained in this Section shall impose any liability upon Lead for its failure to provide Participant any of the foregoing information.

          14. Lead may at any time and from time to time grant one or more participations in the obligations of Borrower under the Loan Documents on terms as Lead may determine. Lead shall have no obligation to repurchase the Participation or any part thereof.

          15. Participant shall not subdivide, transfer or assign the Participation without the prior written consent of Lead.

          16. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and Participant's obligations hereunder are performable in Dallas, Dallas County, Texas.

          17. None of the provisions of this Agreement shall inure to the benefit of Borrower or any person other than Lead and Participant; consequently, Borrower and any persons other than Lead and Participant shall not be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure of Lead or Participant to comply with the provisions of this Agreement. Neither Lead nor Participant shall incur any liability to Borrower or any other person for any act or omission of the other party hereto.

          18. Whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, the consent, approval, notice, request, or demand must be in writing to be effective and shall be deemed to have been given when personally delivered, or, if mailed, when enclosed in an envelope addressed to the party to be notified at the address stated below (or at such other address as may have been designated by written notice), properly stamped, sealed, and duly deposited in the United States mail, registered or certified mail. The address of each party for purposes hereof is as follows:

               LEAD:          Southwestern Life Insurance Company
                              500 North Akard Street
                              Dallas, Texas 75201
                              Attention:     Daniel B. Gail, Esq.
                                             Executive Vice President
                                             and General Counsel

               Copy to:       Winstead Sechrest & Minick P.C.
                              5400 Renaissance Tower
                              1201 Elm Street
                              Dallas, Texas 75270
                              Attention: Edward A. Peterson, Esq.
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               PARTICIPANT:   Employers Reassurance Corporation
                              5200 Metcalf
                              Overland Park, Kansas
                              Attention:     James D. Maughn
                                             Senior Vice President
                                             and Actuary

     EXECUTED to be effective as of the date first above written.

                              LEAD:

                              SOUTHWESTERN LIFE INSURANCE COMPANY



                              By: /s/ Robert L. Beisenherz
                                 ------------------------
                              Name: Robert L. Beisenherz
                              Title: Chairman and CEO

                              PARTICIPANT:

                              EMPLOYERS REASSURANCE CORPORATION



                              By: /s/ James D. Maughn
                                  -------------------
                              Name: James D. Maughn
                              Title: Senior Vice President and Actuary